EXHIBIT 11

                              Congoleum Corporation
                     Computation of Income Per Common Share
                (Amounts in thousands, except earnings per share)

                                                         Three Months Ended             Nine Months Ended
                                                            September 30,                  September 30,
                                                         2000           1999            2000          1999
                                                       --------        -------        -------        -------
Basic Earnings Per Common Share:

Income (loss) per common and common
     equivalent share                                  $  1,725        $ 1,506        $(2,412)       $ 3,433
                                                       ========        =======        =======        =======

Weighted average common shares outstanding                8,260          8,662          8,269          8,800

Weighted average common shares                            8,260          8,662          8,269          8,800
                                                       ========        =======        =======        =======

Income (loss) per common share                         $   0.21        $  0.17        $ (0.29)       $  0.39
                                                       ========        =======        =======        =======

Diluted Earnings Per Common Share:

Income (loss) per common and common
     equivalent share                                  $  1,725        $ 1,506        $(2,412)       $ 3,433
                                                       ========        =======        =======        =======

Weighted average common shares outstanding                8,260          8,662          8,269          8,800

Effect of assumed exercise of dilutive stock options          5              0              0              0
                                                       --------        -------        -------        -------

Weighted average common and common equivalent
     shares                                               8,265          8,662          8,269          8,800
                                                       ========        =======        =======        =======

Income (loss) per common and common equivalent
     share                                             $   0.21        $  0.17        $ (0.29)       $  0.39
                                                       ========        =======        =======        =======


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